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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement of Contel Cellular, Inc. on Form S-8 (No. 33-25735) pertaining to the 1987 Key Employee Stock Plan of Contel Cellular, Inc. of our report dated February 10, 1995, with respect to the financial statements of San Antonio SMSA Limited Partnership for the year ended December 31, 1994 and 1993, included in the Filing on Form 10-K of Contel Cellular, Inc. for the year ended December 31, 1994, (such financial statements are not included separately in the Form 10-K.)

/s/  Ernst & Young LLP
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Ernst & Young LLP

Dallas, Texas
March 28, 1995

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